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                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )
                         Filed by the Registrant (  )
               Filed by a Party other than the Registrant (X)

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

                             UNION ELECTRIC COMPANY
                (Name of Registrant as Specified in its Charter)

                          James C. Thompson, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X) $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

      Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount previously paid:

         -----------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3) Filing Party:

         -----------------------------------------------------------------------

      4) Date Filed:

         -----------------------------------------------------------------------

Notes:  See attached page.

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

                                                                    Schedule 14A
                                                          Information Attachment



In accordance with the provisions of Rule 14a-6(c) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, there is transmitted herewith the form of proxy and the Notice of Annual Meeting and Proxy Statement for the Union Electric Company shareholder meeting to be held April 26, 1994. Copies of such material are to be mailed or delivered to stockholders of record and to brokers, banks, and nominees for delivery to beneficial owners, beginning on March 17, 1994. The prescribed filing fee of $125 has been wired to Mellon Bank.

As reported in the past, Mr. Paul L. Miller, Jr., a candidate for re-election as a Company director, was retained by American Winery, Inc. in 1987 as a consultant to develop a recapitalization plan for the business, which he succeeded in doing. He obtained an equity ownership in the company and was elected President and Chief Executive Officer. A year later the company, a contract manufacturer, lost its major customer. This loss created a revenue flow problem, resulting in increased trade credit indebtedness. When a new major customer/investor was obtained, a new reorganization plan was developed. In order to implement this plan as expeditiously and quickly as possible, American Winery filed a voluntary petition for protection under Chapter 11 of the Federal bankruptcy laws in March 1991. The company's plan of reorganization was approved and confirmed on July 15, 1991, at which time American Winery was discharged from bankruptcy. Based upon the foregoing, the Company is of the opinion that this bankruptcy proceeding is not material to the shareholders' evaluation of either the integrity or the ability of Mr. Miller to serve as a Company director and has omitted it from the proxy statement.

Information in the proxy statement reflects the May 4, 1993 comment letter on our 1993 Proxy Statement, from Charles C. Leber, Branch Chief, and our response thereto dated June 1, 1993. The information also reflects refinements in the disclosure requirements issued by the Commission in November 1993.

                 UNION ELECTRIC COMPANY

                 Notice of Annual Meeting of Stockholders and Proxy Statement

                 Time:   Tuesday
                         April 26, 1994
                         9 A.M.

                 Place:  The St. Louis Art Museum
                         One Fine Arts Drive
                         Forest Park
                         St. Louis, Missouri


                 IMPORTANT

                    Please vote, date, sign, and return the enclosed proxy in
                 the accompanying reply envelope even if you own only a few shares. YOUR PROMPT RESPONSE WILL REDUCE EXPENSES INCIDENT TO FOLLOWING UP PROXIES.

                    By returning your signed proxy you can be certain that your vote will be counted, even if you are unable to attend the meeting. If you attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

                    THE ACCOMPANYING PROXY REPRESENTS ALL SHARES REGISTERED IN
                 THE NAME(S) SHOWN THEREON, INCLUDING ANY SHARES IN DRPLUS.

                 UNION ELECTRIC COMPANY
                 NOTICE OF ANNUAL MEETING
                 OF STOCKHOLDERS
                 To the Stockholders of
                    Union Electric Company

                    NOTICE IS HEREBY GIVEN that the Annual Meeting of
                 Stockholders of Union Electric Com-pany will be held at The St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on Tuesday, April 26, 1994, at 9 A.M., for the purposes of (1) electing directors of the Company for the ensuing year; (2) voting on a stockholder proposal described in the accompa-nying proxy statement, if presented to the meeting; and (3) transacting such other busi-ness as may properly come before the meeting.

                    Stockholders of record at the close of busi-ness on
                 Wednesday, March 9, 1994, will be entitled to vote at the meeting and at any ad-journment thereof.

                    Please vote, date, sign, and return the en-closed proxy in the reply envelope provided, regardless of the number of shares you may hold. The prompt return of your proxy will reduce expenses. Your cooperation is appre-ciated.

                 By order of the President and the Board of Directors,
                                                              James C. Thompson,
                                                                      Secretary.
                 St. Louis, Missouri
                 March 17, 1994

                 PROXY STATEMENT OF
                 UNION ELECTRIC COMPANY
                 (First sent or given to stockholders March 17, 1994)
                         Principal Executive Offices:
                 1901 Chouteau Avenue, St. Louis, Mo. 63103

                    The accompanying proxy is solicited by the Board of
                 Directors of Union Electric Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on Tuesday, April 26, 1994, and at any adjournment thereof.

                 VOTING

                    The accompanying proxy represents all shares registered in the name(s) shown thereon, including shares in DRPlus. Participants in the Union Electric Company Savings Investment Plan will receive a separate proxy for shares in the plan.

                    The outstanding voting securities of the Company on March 9,
                 1994 consisted of 3,435,116 shares of Preferred Stock and 102,123,834 shares of Common Stock. Only stockholders of record at the close of business on March 9, 1994 will be entitled to vote at the meeting. A majority of the outstanding shares entitled to vote must be represented at the meeting, in person or by proxy, to constitute a quorum. Each share is entitled to one vote on matters to come before the meeting, except that in the election of directors the stockholders have cumulative voting rights, which are not subject to any condition. Under cumulative voting each stockholder has the right to cast votes in the election of directors equal to the number of shares held of record by such stockholder, multi-plied by the number of directors to be elected; in other words, ten votes for each share. All such votes may be cast for one nominee or may be distributed among two or more nominees, but not among more than ten nominees.

                    A stockholder giving a proxy has the power to revoke it at any time before it is exercised by delivering either a written revocation or a duly executed proxy bearing a later date to the Secre-tary of the Company or by voting in person at the meeting.

                    When proxies are returned properly marked and signed, the
                 shares represented thereby will be voted in accordance with the stockholders' directions. If no directions are given in the election of directors the persons named as proxies will vote the shares, cumulatively in their discre-tion, for the election of the nominees named below. If no specific directions are given on the proposal, shares will be voted as recommended by the Board of Directors. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included. A plurality of the votes cast is required for the election of a director.

                    If any matter is submitted to a vote at the meeting or any adjournment thereof, other than those referred to below, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

                    The Board of Directors has adopted a confi-dential voting
                 policy for proxies.

                    ITEM (1): ELECTION OF DIRECTORS.  At the meeting ten
                 directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. The nominees designated by the Board of Directors are listed below with informa-tion about their present principal occupations and their backgrounds.

                 WILLIAM E. CORNELIUS

                 Retired Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Cornelius was associated with Price Waterhouse & Co. until 1962 when he was appointed Assistant Comptroller of the Company. He became Director of Corporate Planning in 1964; Vice President-Administrative in 1967; Executive Vice President in 1968; President in 1980; in 1984 was also elected Chief Executive Officer. In 1988 he was elected Chairman of the Board and served in that capacity until his retirement. Mr. Cornelius is a director of McDonnell Douglas Corporation, General American Life Insurance Company, Boatmen's Bancshares, Inc., and GenCare Health Systems, Inc.
                 He is a member of the Executive and Contributions Committees of the Board of Directors. Director since November 8, 1968; Age:
                 62.


                 THOMAS A. HAYS

                 Deputy Chairman of The May Department Stores Compa-ny, a nationwide retailing organization. Mr. Hays joined the May organization in 1969. He served as Vice Chairman from 1982 to 1985 and President from 1985 to 1993, when he became Deputy Chairman. Mr. Hays is a member of the Board of Directors of Mercantile Bancorporation Inc. He is a member of the Human Resources and Executive Commit-tees. Director since April 25, 1989; Age: 61.

                 THOMAS H. JACOBSEN

                 Chairman, President, Chief Executive Officer and Director of Mercantile Bancorporation Inc., a bank holding company. Before joining Mercantile as Chief Executive Officer in March of 1989, Mr. Jacobsen was a vice chairman and director of Barnett Banks, Inc. He is a member of the Board of Directors of the Student Loan Marketing Association, which is based in Washington, D.C. Mr. Jacobsen is a member of the Auditing, Contributions, and Executive Committees. Director since April 24, 1990; Age: 54.


                 RICHARD A. LIDDY

                 President and Chief Executive Officer of General Ameri-can Life Insurance Company, which provides life, health, pension,
                 annuity  and related insurance products and services.   Mr.
                 Liddy entered the insurance industry with Connecticut General in 1957 and was named a Vice President in 1974. In 1982, he moved to Continental Insurance as an Executive Vice President. Mr. Liddy joined General American as President and Chief Operating Officer in 1988 and was elected to his present position in 1992. He serves on the Auditing Committee of the Board. Director since January 1, 1994; Age: 58.


                 JOHN PETERS MacCARTHY

                 Vice Chairman and Director of Boatmen's Bancshares, Inc., a bank holding company. Mr. MacCarthy is also Chairman, Chief Executive Officer and a director of its subsidiary, Boatmen's Trust Company, which conducts a general trust business. Prior to being elected to his present position in 1988, he served as President and Chief Execu-tive Officer of Centerre Bank, N.A. Mr. MacCarthy is Chairman of the Human Resources and Nominating Committees and is a member of the Executive Committee.
                 Director since April 22, 1986; Age: 61.

                 PAUL L. MILLER, JR.

                 President and Managing Director of Stifel International Capital Markets, Inc., which is engaged in developing an international presence for its parent company, Stifel Financial Corporation. Prior to his present occupation, Mr. Miller was a management consultant, and he served 20 years as president of consumer product manufacturing and distribution firms. Mr. Miller is a member of the Auditing Committee. Director since April 23, 1991; Age: 51.


                 CHARLES W. MUELLER

                 President and Chief Executive Officer of the Company. A graduate of St. Louis University, Mr. Mueller received a degree in Electrical Engineering in 1961 and a master's degree in Business Administration in 1966. He began his career with Union Electric in 1961 as an engineer. Mr. Mueller became a supervising engineer in 1975; Assistant Director of Corporate Planning in 1977; Treasurer in 1978; and Vice President - Finance in 1983. He was elected Senior Vice President-Administrative Services in 1988; President in 1993; and, effective January 1, 1994, was also elected Chief Executive Officer. Mr. Mueller is a director of Boatmen's National Bank. He is a member of the Executive and Contributions Committees of the Board of Directors. Director since June 11, 1993; Age: 55.


                 ROBERT H. QUENON

                 Retired Chairman of Peabody Holding Company, Inc., which is engaged in mining, marketing and transportation of coal. Mr. Quenon was named Executive Vice President of Peabody Coal in 1977 and was elected President and Chief Executive Officer in 1978. From 1983 to 1990 he served as President and Chief Executive Officer of Peabody Holding and was Chairman of that firm from 1990 until his retire-ment in August 1991. Mr. Quenon is Chairman of the Federal Reserve Bank of St. Louis and is also a director of Newmont Gold Company, Laclede Steel Company, and Blue Mountain Minerals. He is a member of the Human Re-sources and Nominating Committees. Director since September 1, 1991; Age: 65.

                 HARVEY SALIGMAN

                 Retired Chairman of INTERCO INCORPORATED, a major manufacturer
                 and retailer of consumer products and services.   Mr. Saligman
                 retired from INTERCO on May 31, 1990. During his active employment in the consumer products industry, Mr. Saligman served in various executive capacities for 25 years. He currently is managing partner of a family real estate partnership. Mr. Saligman is a director of Mercantile Bancorporation Inc. and its subsid-iary Mercantile Bank N.A. He is Chairman of the Auditing Committee of the Board. Director since January 1, 1989; Age: 55.


                 JANET McAFEE WEAKLEY

                 President of Janet McAfee Inc., a residential real estate company which she founded in 1975. She is a director of Boatmen's Trust Company and is Vice-Chairman of the Legislative Affairs Committee of the St. Louis Regional Commerce and Growth Association. Mrs. Weakley is also on the Boards of Barnes Hospital and Barnes-Jewish-Christian Inc. She is a member of the Auditing, Executive, and Nominating Committees and is Chairman of the Contributions Committee of the Board. Director since April 23, 1991; Age: 64.


                    The Board of Directors knows of no reason why any nominee
                 will not be able to serve as a director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

                    During 1993, the Board met six times and an aggregate of
                 fourteen committee meetings were held. All nominees attended at least 75% of the meetings of the Board and the Board Committees of which they were a member.

                    As noted in the biographies, Mr. Harvey Saligman is a former officer of INTERCO INCOR-PORATED. Because of the debt burden resulting from a 1988 recapitalization, INTERCO filed, in January 1991, a voluntary petition for protection under Chapter 11 of the Federal bankruptcy laws. Effective August 3, 1992, INTERCO emerged from its Chapter 11 proceedings.

                    Human Resources Committee Interlocks:  During 1993, the
                 Company's Chief Executive Officer, William E. Cornelius, served as a director of Boatmen's Bancshares Inc. Director John Peters MacCarthy, an executive officer of Boat-men's Bancshares, Inc., is Chairman of the Human Resources Committee of the Company's Board.

                    Board Committees - The members of the Auditing,
                 Contributions, Human Resources and Nominating Committees of the Board are iden-tified in the biographies above. The Human Resources and Nominating Committees are comprised entirely of outside directors.

                    The general functions of the Auditing Com-mittee, which met three times during 1993, include: (1) reviewing, with management and the independent accountants, the adequacy of the Company's system of internal accounting con-trols; (2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) recommend-ing to the Board the appointment of independent accountants and approving fees for the services performed by the independent accountants after consideration of all relevant factors including independence of auditors; and (4) reviewing the scope of audits and annual budget of the Com-pany's internal audit department. The Contribu-tions Committee, which met twice during 1993, makes policies and recommendations with re-spect to charitable and other contributions. The Human Resources Committee considers the qualifications of executive personnel and rec-ommends changes therein, considers or recom-mends salary adjustments for certain employees and considers and acts on important policy matters affecting Company personnel. During 1993, such Committee met three times. The Nominating Committee, which met twice in 1993, considers and recommends for Board approval candidates for the Board of Directors, as recom-mended by management, other members of the Board, shareholders and other interested parties. Shareholder suggestions for candidates for direc-tor should be sent to the Nominating Committee, c/o the Secretary of the Company.

                 Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be desig-nated as a nominee for election at such meeting.

                 Stockholder Proposal. Proponents of the stock-holder proposal described below as Item (2) have notified the Company of their intention to attend the 1994 Annual Meeting to present the proposal for consideration and action. The names and ad-dresses of the proponents and the number of shares they hold will be furnished by the Secre-tary of the Company upon receipt of any oral or written request therefor.

                    Item (2):  Report on Callaway Plant Emis-sions.

                 WHEREAS nuclear power plants, including Calla-way, during
                    routine operation, release into the air and water radioactive wastes which we believe increase the risk of life-shortening illnesses, genetic mutations, and environmen-tal damage;

                 WHEREAS though the federal government's "per-missible"
                    concentration levels govern these releases, we believe "permissible" does not mean safe, but merely planned and financially expedient;

                 WHEREAS UE extracts Missouri River water for Callaway's cooling systems, and some of that water becomes radioactively contaminated;

                 WHEREAS one of the contaminants -- tritium, a radioactive
                    isotope of hydrogen -- accumulates in the cooling water as a fission and activation product;

                 WHEREAS since no economically feasible tech-nology exists to filter tritium from cooling water effluents, it is released in gaseous emissions to the atmosphere and in liquid releases back into the Missouri River -- 79 miles upstream from St. Louis County's drink-ing water intake.

                 WHEREAS tritium released from Callaway can be ingested by
                    humans and other living creatures at any time during its 120-year hazardous lifetime, potentially causing reproductive, cellular, and genetic damage;

                 WHEREAS because continuous-flow waste water streams at Callaway are diverted for filtering, measurement, and eventual batch-release only when radiation levels exceed a monitor alarm's setpoint (based on federal standards), radioactivity can be released into the Missouri River without measurement when levels are below this setpoint;

                 WHEREAS the medical profession requires de-contamination of a lab table for a spill of even 45 trillionths of one curie, during Callaway's operation from July 1992 through June 1993, UE reported releasing 1,162.7 curies of tritium in 244 batches of filtered radioactive waste water into the Missouri River, not including the tritium released in the continuous flow of unfiltered waste water.

                 WHEREAS because instruments monitoring the continuous flow of waste water are set only for gamma-emitting isotopes, some alpha emitters and beta emitters (including tritium) can be released without detection;

                 WHEREAS Missouri's Clean Water Commission, recognizing the potential for the release of undetected tritium and other beta emitters, called for UE to install "continuous beta monitors, when such monitors are available that are reliable and practical, at the location where it presently has gamma emitter con-tinuous monitors" as a 1982 amendment to Callaway's pollutant discharge permit.

                 RESOLVED: shareholders request that UE describe in its 1994 annual report, its efforts to reduce the release of radioactive materials to the air and water during Callaway's routine operation, and to comply with the Missouri Clean Water Commis-sion's requirement that continuous-flow monitors of beta emitters be installed and operated. If such a monitor is still not available, shareholders request that UE also report on its willingness to commit funds toward the monitor's development.

                              SUPPORTING STATEMENT

                 We believe that Callaway is creating a deadly legacy of radioactive waste. The impact of the planned radiation releases, no matter how small, is dangerous, cumulative, and irreversible. In addition, the threat of disastrous accidental releases remains. UE should take responsibility for a more complete accounting of all radiation releases, so that the company and its sharehold-ers can more accurately assess the plant's impact on the biosphere.

                    Your Board of Directors recommends a vote AGAINST Item (2).


                    On-going measurements at Callaway consis-tently show that
                 plant effluent releases are LESS THAN ONE PERCENT of the levels allowed by current regulations. This low level of effluent releases clearly demonstrates the Company's continuing commitment to reduce the level of radioactive material released from the Callaway Plant. Be-cause effluent releases at Callaway are already a small fraction of allowable standards, additional reporting or expenditures by the Company would have minimal impact, and the Board therefore recommends a vote against Item 2.

                    Passage of the proposal requires the affirma-tive vote of a majority of the votes cast.


                    Item (3): Other Matters.  The Board of Directors does not
                 know of any matters, other than the election of directors and the proposal set forth above, which may be presented to the meeting.


                 STOCKHOLDER PROPOSALS

                    Any stockholder proposal intended for con-sideration at the
                 1995 annual meeting of stock-holders must be received by the Company by November 18, 1994.

                               SECURITY OWNERSHIP OF MANAGEMENT
                                     AS OF MARCH 9, 1994:


                                              Shares of Common Stock
            Name                              Beneficially Owned *
            ----                              ----------------------
            William E. Cornelius                     19,320
            Thomas A. Hays                            3,778
            Thomas H. Jacobsen                        1,426
            Richard A. Liddy                            700
            John Peters MacCarthy                     2,378
            Paul L. Miller, Jr.                         632
            Charles W. Mueller                        4,048
            Robert O. Piening                         5,427
            Robert H. Quenon                          1,343
            Harvey Saligman                           2,137
            Donald F. Schnell                         6,506
            Charles J. Schukai                        3,523
            Janet McAfee Weakley                      2,137

            All Directors and executive
              officers as a group                   107,787

            * Includes shares held jointly

                    Reported shares include those for which a nominee or
                 executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership. Shares reported for William E. Cornelius include 11,516 shares held in a trust account in his wife's name for which he serves as trustee. In addition to shares shown, 1,782 shares have been reported as beneficially owned by family members and/or household members of the parties.

                    Shares beneficially owned by nominees and executive officers as a group do not exceed one percent of any class of equity securities outstanding.

                 COMPENSATION

                    Directors who are not active employees of the Company each receive an annual retainer of $20,000 and an annual award of 200 shares of the Company's Common Stock. They also receive fees of $1,000 for each Board meeting and each Board Committee meeting attended. Directors who are active employees of the Company do not receive such retainer, award, or fees.

                           A deferred compensation plan available to directors
                 permits non-employee directors to defer all or part of their annual retainer. Deferred amounts, plus an interest factor, are used to provide retirement benefits and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the pur-chase of life insurance on the participants, with the Company being the owner and beneficiary of the insurance policies. For those non-employee directors who do not participate in the deferred compensation plan, an unfunded, nonqualified retirement plan has been adopted. Under such plan, a director retiring after at least ten years of service is entitled to an annual benefit equal to 60% of the annual retainer in effect for the year in which distributions begin. Vesting of benefits begins at 50% of the benefit upon completion of five years of service and continues to accrue at the rate of 10% annually until full vesting occurs when ten years of service have been completed.

                           SUMMARY COMPENSATION TABLE

            Name
            and                                        Annual       All Other
            Principal                               Compensation     Compen-
            Position                        Year Salary($) Bonus($)  sation($)
            ---------                       ---- --------- -------- ---------
            W. E. CORNELIUS                 1993  540,000   120,000    64,785
             Chairman and Chief             1992  510,000   130,000    58,761
             Executive Officer#             1991  480,000   180,000

               # Retired January 1, 1994.

            C. W. MUELLER                   1993  237,000    55,000    22,382
             President and Chief            1992  186,000    41,000    19,907
             Executive Officer              1991  174,000    52,000

            D. F. SCHNELL                   1993  217,000    36,000    21,254
             Senior Vice                    1992  205,000    42,000    18,512
             President                      1991  193,000    60,000

            C. J. SCHUKAI                   1993  215,000    35,000    24,475
             Senior Vice                    1992  203,000    41,000    21,941
             President                      1991  191,000    56,000

            R. O. PIENING                   1993  211,000    30,000    19,886
             Senior Vice                    1992  200,000    39,000    17,807
             President                      1991  188,000    53,000

                 * Includes (a) matching contributions to the 401(k) plan and
                  (b) above-market earnings on deferred compensation, as follows:

                                        (a)      (b)
             W. E. Cornelius    1993  $4,497   $60,288
                                1992   4,364    54,397
             C. W. Mueller      1993   4,497    17,885
                                1992   4,185    15,722
             D. F. Schnell      1993   4,316    16,938
                                1992   4,364    14,148
             C. J. Schukai      1993   4,497    19,978
                                1992   4,100    17,841
             R. O. Piening      1993   4,145    15,741
                                1992   3,964    13,843


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG UNION ELECTRIC, S&P 500 AND EEI INDEX*
   *Edison Electric Institute Index of 100 investor-owned electric utilities
     Value  of $100 invested 12/31/88; Includes reinvestment of dividends

Measurement Period                            S&P
(Fiscal Year Covered)        UEP              500        EEI INDEX
- -------------------          ----------     ---------    ----------
Measurement Pt-
12/31/88                     $100           $100         $100
FYE 12/31/89                 $128           $132         $130
FYE 12/31/90                 $144           $127         $132
FYE 12/31/91                 $199           $166         $169
FYE 12/31/92                 $205           $179         $182
FYE 12/31/93                 $228           $197         $203

                 HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION:

                    The Company's goal for executive salaries is to approximate the median of the range of salaries paid by similarly-situated companies. Accordingly, the Human Resources Committee of the Board of Directors, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the Company's executive officers. Following each review, the Committee considers appropriate changes as determined by the two basic components of the Company's executive compensation program.

                    First, in evaluating and setting base salaries for the
                 Company's executive officers, including the Chief Executive Officer, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution towards achievement of Company goals; the impact of conditions under which the Company operated; the effect of economic changes on the Company's salary structure; and comparisons with compensation paid by similarly-situated companies. Such considerations are subjective, and specific measures are not used in the review process. The "similarly-situated companies" used for salary comparisons are included in the EEI Index referred to in the Performance Graph on page 16.

                    The second component of the Company's executive compensation program is a perform-ance-based Executive Incentive Compensation Plan established by the Board, which provides specific, direct relationships between corporate results and Plan compensation. The Plan is designed to encourage achievement of goals to provide shareholders with a fair return and to supply low cost energy to the Company's custom-ers. Accordingly, each year measurable stock-holder and customer-related objectives -- specifi-cally goals pertaining to return on equity and control of operating and maintenance expenses and wages -- are set by the Human Resources Committee. At the end of the year the Committee compares results of operations with the targeted objectives. If the objectives are met, the Commit-tee authorizes incentive payments within pre-scribed ranges based on individual performance and degree of responsibility. If basic corporate objectives are not achieved, no such payments are made. Under the Incentive Plan, it is expect-ed that payments to the Chief Executive Officer will range from zero to 40% of base salary, and during the past three years actual payments have averaged 28% of base salary.

                    In determining the 1993 compensation of the Chief Executive
                 Officer, as well as compensation for the other executive officers, the Human Re-sources Committee considered the matters dis-cussed above. Specific recognition was also given to: the level of 1992 earnings per share of com-mon stock, and the degree to which performance targets for return on equity and control of labor costs and other operations and maintenance expenditures were met or exceeded.

                                 /s/ John Peters MacCarthy, Chairman
                                     Thomas A. Hays
                                     Robert H. Quenon

           RETIREMENT PLAN:

                    The following table shows estimated annual benefits payable under the Company's defined benefit retirement plan:

            Final                  Years of Service at Age 65
            Average         --------------------------------------
            Base Salary        10       20        30        40
            -----------     -------  --------  --------  ---------
            $175,000...     $27,150  $ 54,300  $ 81,450  $105,960
            $250,000...      39,150    78,300   117,450   152,650
            $325,000...      51,150   102,300   153,450   199,330
            $400,000...      63,150   126,300   189,450   246,020
            $475,000...      75,150   150,300   225,450   292,710
            $550,000...      87,150   174,300   261,450   339,400


                    Benefits shown in the schedule are computed on a straight
                 life annuity basis and do not have a primary Social Security offset or other offset amounts. Covered remuneration consists of base wages only, which is equivalent to amounts reported under "Salary" in the Summary Compensation Table. Years of accredited service for the active officers named in the Compensation Table are as follows: Mr. Mueller 33; Mr. Schnell 40; Mr. Schukai 36; and Mr. Piening 33.

                 INDEPENDENT ACCOUNTANTS

                    The Company has not selected its indepen-dent accountants
                 for 1994. This selection is normally made by the Board of Directors after the Auditing Committee of the Board of Directors, the members of which are identified under "Item (1):
                 Election of Directors," has reviewed the prior year's audit report with representatives of the independent accountants for such year. After such review, the Auditing Committee will recom-mend to the Board of Directors for its approval the selection of independent accountants for the Company for 1994 and the fees to be paid for the regular annual audit.

                    Price Waterhouse served as the Company's independent
                 accountants in 1993. Represen-tatives of that firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                 MISCELLANEOUS

                    In addition to the use of the mails, proxies may be
                 solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by officers, directors and key employees of the Company on a voluntary basis without compen-sation therefor. The Company will bear the cost of soliciting proxies on its behalf.

                                     --------------------

                 A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED, WITHOUT CHARGE, TO STOCKHOLDERS OF THE COMPANY UPON REQUEST TO JAMES C. THOMPSON, SECRETARY, P.O. BOX 149, ST. LOUIS, MISSOURI 63166.

                                                                   FORM OF PROXY


   Please mark votes
X  as in this example.  ________________________________________________________
                        This proxy will be voted as specified below. If no direction is made, this proxy will be voted FOR all nominees listed on the reverse side and as recommended by the Board on the other item listed below.
                        ________________________________________________________
________________________________________________________________________________

 ___________________________________   __________________________________________   ______________________________
  The Board Of Directors Recommends     The Board Of Directors Recommends A Vote
  A Vote FOR Item 1.                    AGAINST Item 2.
 ___________________________________   __________________________________________     IF YOU PLAN TO ATTEND THE
               FOR      WITHHELD                   FOR     AGAINST     ABSTAIN        ANNUAL MEETING PLEASE
 ITEM 1                                 ITEM 2                                        MARK THIS BOX.
 ELECTION                               REPORT ON
 OF                                     CALLAWAY
 DIRECTORS                              PLANT EMISSIONS
                                       __________________________________________   _____________________________
 TO WITHHOLD A VOTE FOR ANY
 DIRECTOR(S) LIST NAME(S) HERE.
 _______________________________
___________________________________


  PROXY

  SEE
  REVERSE
  SIDE
                                       Dated ______________________________ 1994

                      __________________________________________________________
                         SIGNATURE - Please sign exactly as name appears hereon.

 If signing as agent, attorney, trustee,
 officer, executor, custodian, guardian, _______________________________________
 etc. title or capacity should be shown. CAPACITY (OR SIGNATURE IF HELD JOINTLY)




UNION ELECTRIC COMPANY
P. O. BOX 149, ST. LOUIS, MISSOURI 63166                                   PROXY
________________________________________________________________________________

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 1994

The undersigned hereby appoints CHARLES W. MUELLER and JAMES C. THOMPSON, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of UNION ELECTRIC COMPANY represented hereby at the Annual Meeting of Stockholders to be held at The St. Louis Art Museum, One Fine Arts Drive, Forest Park, St. Louis, Missouri, on April 26, 1994 at 9 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

      Nominees for Director -  William E. Cornelius, Thomas A. Hays, Thomas H.
                               Jacobsen, Richard A. Liddy, John Peters
                               MacCarthy, Paul L. Miller, Jr., Charles W.
                               Mueller, Robert H. Quenon, Harvey Saligman and Janet McAfee Weakley

In order to assure that your shares will be represented at the meeting and to facilitate the tabulation of the votes, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                          (Continued on reverse side)